EXHIBIT 5.1

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	September 24, 2007 Exelon Generation Company, LLC 300 Exelon Way Kennett Square, Pennsylvania, 19348

Exelon Capital Trust I Exelon Capital Trust II Exelon Capital Trust III c/o Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Exelon Corporation, a Pennsylvania corporation (“Exelon”), Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Generation”), and Exelon Capital Trust I, Exelon Capital Trust II, and Exelon Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, a “Trust” and, collectively, the “Trusts”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited amount of: (i) shares of common stock, no par value (“Common Stock”), of Exelon, (ii) stock purchase contracts of Exelon (the “Stock Purchase Contracts”), (iii) stock purchase units of Exelon (the “Stock Purchase Units”), (iv) unsecured debt securities of Exelon (the “Exelon Debt Securities”), (v) unsecured subordinated debt securities of Exelon (the “Subordinated Indebtedness”), (vi) shares of preferred stock, no par value (the “Preferred Stock”), of Exelon, (vii) unsecured debt securities of Generation (the “Generation Debt Securities”) and (viii) preferred limited liability company interests of Generation (the “Preferred LLC Interests) and (ix) trust preferred securities (the “Trust Preferred Securities”) of the Trusts and the related guarantees (each, a “Guarantee” and, collectively, the “Guarantees”) by Exelon with respect to the obligations of the Trusts with respect to any issue of Trust Preferred Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the “Securities”).

Exelon Corporation

Exelon Generation Company, LLC

Exelon Capital Trust I

Exelon Capital Trust II

Exelon Capital Trust III

September 24, 2007

The Exelon Debt Securities will be issued under an Indenture (the “Exelon Debt Indenture”) between Exelon and The Bank of New York Trust Company, National Association, as trustee (the “Exelon Debt Trustee”). The Subordinated Indebtedness will be issued under an Indenture (the “Exelon Subordinated Indenture”) between Exelon and U.S. Bank National Association (formerly, Wachovia Bank, National Association, as trustee (the “Exelon Subordinated Trustee”). The Generation Debt Securities will be issued under an Indenture (the “Generation Debt Indenture”) between Generation and U.S. Bank National Association, as trustee (the “Generation Debt Trustee”).

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of Exelon and Generation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including Exelon’s Amended and Restated Articles of Incorporation, Exelon’s Bylaws, as amended, certain resolutions adopted by the Board of Directors of Exelon relating to the issuance of the Securities, Generation’s Amended and Restated Operating Agreement, the Certificate of Trust of each Trust, each dated August 25, 2003 (collectively, the “Certificates”), the Declaration of Trust of each Trust, each dated as of August 25, 2003, among Exelon, and the trustees of the Trust named therein, and statements from certain officers of Exelon and Generation. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

In rendering the opinions expressed below, we have assumed that (a) the Registration Statement has become effective under the Act, (b) a prospectus supplement with respect to the applicable Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, (c) the applicable Securities have been duly and properly authorized for issuance, (d) all instruments relating to the applicable Securities have been duly and properly authorized and properly executed and delivered, (e) the terms of the applicable Securities have been duly and properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Exelon, Generation, or the Trusts, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Exelon, Generation or the Trusts, as applicable, (f) the applicable indenture and any supplemental indenture thereto, if utilized, has been qualified under the Trust Indenture Act of 1939, as amended, (g) the Amended and Restated Declaration of Trust for the Trust (including Exhibits A and C thereto) (each, a “Declaration,” and collectively, the “Declarations”), to be entered into with respect to each Trust has been qualified under the Trust Indenture Act of 1939, as amended, (h) the Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, (i) the Amended and Restated Articles of Incorporation of Exelon, the Amended and Restated Operating Agreement of Generation, and the Certificates, as currently in effect, will not have been modified or amended and will be in full force and effect, and (j) in the case of the issue of (A) the Exelon Debt Securities, Subordinated Indebtedness or a Guarantee, the Exelon Debt Indenture, the Exelon Subordinated Indenture or the Guarantee Agreement, as applicable, each in substantially the form either attached or incorporated by reference as an exhibit to the Registration Statement, will not have been modified or amended, (B) the Generation Debt Securities, the Generation Debt Indenture, in substantially the form attached as an exhibit to the Registration Statement, will not have been modified or amended and

Exelon Corporation

Exelon Generation Company, LLC

Exelon Capital Trust I

Exelon Capital Trust II

Exelon Capital Trust III

September 24, 2007

(C) the Trust Preferred Securities, the Declarations, each in substantially the form incorporated by reference as an exhibit to the Registration Statement will not have been modified or amended.

Based on the foregoing, we are of the opinion that:

1. When the shares of Common Stock have been duly and properly issued, sold and delivered as contemplated in any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

2. When the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3. When (a) the collateral has been deposited with the collateral agent in accordance with the applicable collateral arrangements and (b) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the any prospectus supplement relating thereto, the Stock Purchase Units will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4. When a series of Exelon Debt Securities shall have been duly and properly executed and authenticated in accordance with the Exelon Debt Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Exelon Debt Securities will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5. When a series of Subordinated Indebtedness shall have been duly and properly executed and authenticated in accordance with the Exelon Subordinated Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Indebtedness will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Exelon Corporation

Exelon Generation Company, LLC

Exelon Capital Trust I

Exelon Capital Trust II

Exelon Capital Trust III

September 24, 2007

6. When (a) a Statement with Respect to Shares of Exelon classifying the Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

7. When a series of Generation Debt Securities shall have been duly and properly executed and authenticated in accordance with the Generation Debt Indenture and duly and properly issued and delivered by Generation in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Generation Debt Securities will constitute valid and binding obligations of Generation, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

8. When (a) Generation shall have duly executed and delivered an appropriate amendment to its Amended and Restated Operating Agreement authorizing the establishment of Preferred LLC Interests and (b) the Preferred LLC Interests have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the Preferred LLC Interests will be legally issued, fully paid and non-assessable.

9. When the Trust Preferred Securities shall have been duly and properly authorized, issued and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust. The Trust Preferred Security holders of a Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security holders of a Trust may be obligated to make payments as set forth in the Declaration of such Trust.

10. When the Trust Preferred Securities in respect of the Guarantee Agreement shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in any prospectus supplement against payment of the agreed consideration therefor, each Guarantee will constitute the valid and binding obligation of Exelon, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the State of Delaware.

Exelon Corporation

Exelon Generation Company, LLC

Exelon Capital Trust I

Exelon Capital Trust II

Exelon Capital Trust III

September 24, 2007

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

Ballard Spahr Andrews & Ingersoll, LLP